UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 11, 2023

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

811 Louisiana, Suite 1200, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Units	GEL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2023, the Board appointed Ryan S. Sims, the General Partner’s then Senior Vice President, Finance and Corporate Development, to serve as President and Chief Commercial Officer of the General Partner. Mr. Sims, 39, will work alongside Chief Executive Officer Grant E. Sims in the execution of Genesis’ long-term strategy and the ultimate leadership of our commercial, operational, corporate development, planning, investor relations and financial activities.

On April 11, 2023, the Board appointed Kristen O. Jesulaitis, the General Partner’s then Chief Legal Officer and Senior Vice President, to serve as Chief Financial Officer and Chief Legal Officer of the General Partner, at which time Robert V. Deere, the then-serving Chief Financial Officer, was appointed as the General Partner’s Chief Administrative Officer. Ms. Jesulaitis, 53, will lead Genesis’ accounting, finance, and legal organizations, including financial reporting, capital markets execution, treasury and cash management, and will continue to oversee all legal matters of Genesis, including those related to acquisitions and commercial transactions, compliance and regulatory affairs, corporate governance, finance, securities and sustainability. Mr. Deere, 68, will be responsible for Genesis’ information technology, internal audit, and human resources functions.

On April 11, 2023, the Board appointed Louie V. Nicol, the General Partner’s then Assistant Corporate Controller, to serve as Senior Vice President and Chief Accounting Officer of the General Partner, at which time Mr. Nicol took over the role of the company’s principal accounting officer from Karen N. Pape, who remains Senior Vice President of the General Partner. Mr. Nicol, 38, will be responsible for Genesis’ accounting and financial reporting organizations. Mr. Nicol joined Genesis in June 2014 in the finance and accounting department and has held oversight roles with increasing levels of responsibility. Prior to that, Mr. Nicol worked in the audit practice at KPMG LLP for approximately six years.

A description of Mr. Sims’ and Ms. Jesulaitis’ positions with Genesis, business experience and certain biographical information are set forth in the company’s Annual Report on Form 10-K for fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission on February 24, 2023 (the “Annual Report”), which information is incorporated by reference herein.

Other than Mr. Sims, who is the son of Grant E. Sims, the Chairman and Chief Executive Officer of the General Partner, neither Mr. Sims, Ms. Jesulaitis, nor Mr. Nicol has any family relationships with any director, executive officer, or person nominated by the General Partner to become a director or executive officer of the General Partner. There are no arrangements or understandings between Mr. Sims, Ms. Jesulaitis, or Mr. Nicol and any other person pursuant to which such individual was selected as an officer, nor is such individual party to any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K other than Mr. Sims for which disclosure for fiscal year ended December 31, 2022 was included in the Annual Report and which information is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 17, 2023, Genesis issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 and the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and the Exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press release of Genesis Energy, L.P. dated April 17, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)

	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: April 17, 2023	By:	/s/ Kristen O. Jesulaitis
Kristen O. Jesulaitis Chief Financial Officer and Chief Legal Officer